UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2022 (May 6, 2022)

ServiceSource International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35108	81-0578975
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

707 17th Street, 25th Floor

Denver, CO 80202

(Address of principal executive offices) (Zip Code)

(720) 889-8500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SREV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On May 6, 2022, ServiceSource International, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated May 6, 2022, by and among the Company, Concentrix Corporation, a Delaware corporation (“Parent”), and Concentrix Merger Sub Inc., a Delaware corporation (“Acquisition Sub”). The Merger Agreement provides that, subject to its terms and conditions, Acquisition Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger and becoming a wholly owned subsidiary of Parent.

The Company’s board of directors (the “Board”) unanimously determined that the Merger and the other transactions contemplated by the Merger Agreement are advisable and in the best interests of the Company and its stockholders and approved the Merger Agreement, the Merger, and the other transactions contemplated thereby.  Subject to the terms of the Merger Agreement, the Board also unanimously resolved to recommend the adoption of the Merger Agreement by the Company’s stockholders.

As a result of the Merger, except as otherwise provided in the Merger Agreement, each share of common stock, par value $0.0001 per share, of the Company (“Common Stock”) issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) shall be converted into the right to receive $1.50 per share in cash, without interest (the “Merger Consideration”).

Pursuant to the Merger Agreement, at the Effective Time:

•	each Company stock option, whether or not vested, shall automatically and without any required action on the part of the holder thereof, vest (if unvested) and if not exercised by the holder thereof as of the Effective Time (after notice and a reasonable period to elect the exercise of such Company stock option) be cancelled and, if the exercise price per share is less than the Merger Consideration, be converted into the right to receive an amount in cash, without interest, equal to the product of (i) the excess, if any, of (A) the Merger Consideration over (B) the per-share exercise price for such option, multiplied by (ii) the total number of shares of common stock underlying such option; if the exercise price per share is equal to or greater than the Merger Consideration, such option if not exercised shall be cancelled without any cash payment or other consideration being made in respect thereof;

•	each then-outstanding Company restricted stock unit (“RSU”) will automatically and without any required action on the part of the holder thereof, be assumed by Parent and converted into the right to receive an amount of cash, without interest, equal to the product of (i) the total number of shares of common stock underlying such RSU, multiplied by (ii) the Merger Consideration, plus any dividend equivalent amounts accrued with respect to such RSU (the “RSU Consideration”), and each converted RSU held by an individual who is expected to be a continuing employee shall continue to have and be subject to substantially the same terms and conditions as were applicable to such RSU immediately before the Merger, including payment terms and remaining vesting conditions, but with vesting terms adjusted for any right to accelerated vesting that may apply after the Effective Time under the terms of any Company equity plan, equity award agreement, or Company severance plan currently in effect that may be applicable;

•	each then-outstanding Company performance stock unit (“PSU”) will automatically and without any required action on the part of the holder thereof, be assumed by Parent and converted into the right to receive an amount of cash, without interest, equal to the product of (i) the total number of shares of common stock earned under such PSU, with performance measured in accordance with the terms of the applicable governing documents (e.g. based on the attainment of the applicable performance metrics through the date of the Merger) as determined by the board of directors of the Company or a committee thereof after consultation with Parent, multiplied by (ii) the Merger Consideration, plus any dividend equivalent amounts accrued with respect to such PSU (the “PSU Consideration”), and each converted PSU held by an individual who is expected to be a continuing employee shall generally continue to have and be subject to substantially the same terms and conditions as were applicable to such PSU immediately before the Merger (aside from terms related to performance vesting that shall no longer apply following the Effective Time), including payment terms and remaining time-vesting conditions, but with vesting terms adjusted for any right to accelerated vesting that may apply after the Effective Time under the terms of any Company equity plan, equity award agreement, or Company severance plan currently in effect that may be applicable; and

•	each RSU and PSU held by an individual (whether an employee, non-employee director, or independent contractor) who is not expected to be a continuing employee shall, automatically and without any required action on the part of the holder thereof, vest (if unvested) and be cancelled and converted into the right to receive an amount in cash, without interest, equal to the RSU Consideration or PSU Consideration, as applicable.

If the Merger is consummated, the Company’s securities will be de-listed from The Nasdaq Stock Market LLC and de-registered under the Securities Exchange Act of 1934 as soon as practicable following the Effective Time.

Conditions to the Merger and Closing

Consummation of the Merger is subject to customary closing conditions, including (i) the adoption of the Merger Agreement by the holders of a majority of the outstanding shares of Common Stock (the “Requisite Stockholder Approval”), (ii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the expiration of applicable waiting periods or clearance of the Merger, as applicable, under the antitrust and foreign investment laws of certain other jurisdictions, (iii) absence of any law or order, issued by certain governmental authorities of competent jurisdiction, prohibiting the Merger, (iv) no Company Material Adverse Effect (as defined in the Merger Agreement) having occurred since the date of the Merger Agreement and (v) other customary closing conditions. Completion of the Merger is not subject to a financing condition.

Regulatory Efforts

The parties to the Merger Agreement have agreed to use their respective commercially reasonable efforts to consummate and make effective the transactions contemplated by the Merger Agreement and to cause the conditions to the Merger to be satisfied as expeditiously as practicable. In furtherance thereof, Parent and Acquisition Sub have agreed to take promptly any and all steps necessary or reasonably advisable or as may be required by any governmental authority to avoid or eliminate each and every impediment and obtain all consents under any antitrust laws that may be required by any governmental authority so as to enable the parties to consummate the transactions contemplated by the Merger Agreement, including the Merger, as expeditiously as possible.

Non-Solicitation of Competing Offers

From the execution of the Merger Agreement until the earlier of the Effective Time and the termination of the Merger Agreement, the Company must comply with customary non-solicitation restrictions. Subject to certain customary “fiduciary out” exceptions, the Board is required to recommend that the Company’s stockholders vote in favor of the approval of the Merger, the Merger Agreement and the transactions contemplated thereby. However, the Company may, prior to the receipt of the Requisite Stockholder Approval, make an Adverse Recommendation Change (as defined in the Merger Agreement) in connection with a Superior Proposal or Intervening Event (each as defined the Merger Agreement) if the Company complies with certain notice and other requirements set forth in the Merger Agreement, including the payment of the Termination Fee to Parent or its designee (as defined in the Merger Agreement).

Termination and Fees

Either the Company or Parent may terminate the Merger Agreement in certain circumstances, including if (i) the Merger shall not have been consummated on or before 5:00 p.m. (Denver time) on November 1, 2022, subject to certain extensions as specified in the Merger Agreement, (ii) a governmental authority of competent jurisdiction has issued a final non-appealable law or order prohibiting the Merger, (iii) the Requisite Stockholder Approval is not obtained at the stockholders’ meeting duly convened therefor or (iv) the other party materially breaches, and does not cure, any representation or covenant that would cause the related condition to the other party’s obligation to consummate the Merger not to be satisfied, in each case subject to certain limitations set forth in the Merger Agreement.

The Company may terminate the Merger Agreement if (i) Parent or Acquisition Sub materially breaches, and does not cure, any representation or covenant that would cause any conditions to the Company’s obligation to consummate the Merger not to be satisfied or (ii) all conditions to the Merger have been and continue to be satisfied (subject to customary exceptions) and Parent fails to consummate the Merger after receiving written notification from the Company.

The Company may also terminate the Merger Agreement if, prior to receipt of the Requisite Stockholder Approval, the Board shall have authorized the Company to enter into an Alternative Acquisition Agreement (as defined in the Merger Agreement) with respect to a Superior Proposal and, substantially concurrently with such termination, the Company enters into such Alternative Acquisition Agreement and pays a termination fee of $5.73 million to Parent (the “Termination Fee”).

Parent may terminate the Merger Agreement, and receive the Termination Fee, if the Board has made an Adverse Recommendation Change, which termination right shall expire upon the Requisite Stockholder Approval having been obtained.

If a third party makes a Competing Proposal (as defined in the Merger Agreement) to the Company or its stockholders after May 6, 2022, the Merger Agreement is subsequently terminated by either the Company or Parent because the Requisite Stockholder Approval (as defined in the Merger Agreement) is not obtained or by Parent because the Company knowingly and intentionally breached any covenant or agreement under the Merger Agreement (and the Competing Proposal is not withdrawn at least 5 Business Days (as defined in the Merger Agreement) prior to the event that gave rise to the termination) and within 12 months of such termination, the Company enters into an acquisition or similar agreement (that is later consummated) regarding or consummates a transaction involving a Competing Proposal, the Company shall pay the Termination Fee.

If the Merger Agreement is terminated because the Requisite Stockholder Approval is not obtained, the Company will pay Parent an amount equal to Parent’s actual expenses, in an amount not to exceed $1.5 million. Payment by the Company of the expense reimbursement is creditable against the Termination Fee if it should subsequently become payable by the Company.

Other Terms of the Merger Agreement

The Company has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants to use its reasonable best efforts to conduct its business in the ordinary course of business during the period between the date of the Merger Agreement and the earlier of the Effective Time and the termination of the Merger Agreement and to not engage in specified types of transactions during this period, subject to certain exceptions.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated by reference herein. The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent, Acquisition Sub, or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the date of the Merger Agreement or such other specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality that are different from “materiality” under applicable securities laws. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates, rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, Parent and Acquisition Sub and the transactions contemplated by the Merger Agreement that will be contained in or attached as an annex to the proxy statement that the Company will file in connection with the transactions contemplated by the Merger Agreement, as well as in the other filings that the Company will make with the U.S. Securities and Exchange Commission.

Voting Agreements

On May 6, 2022, in connection with the execution of the Merger Agreement, Parent entered into voting agreements with each of Edenbrook Long Only Value Fund, LP, Edenbrook Value Fund, LP, Strategos Fund, L.P., Strategos Master Fund, L.P., Gary B. Moore, Chad W. Lyne, Michael D. Naughton, Richard G. Walker, John R. Ferron, John R. Harris, Andrew M. Baker, John A. Meyer, and Jane Okun Bomba (collectively, the “Company Stockholders”), which collectively beneficially own approximately 33.5% of the outstanding voting power of the Company’s stockholders (collectively, the “Voting Agreements”).

Each Voting Agreement requires, subject to the terms and conditions thereof, that the Company Stockholders vote or cause to be voted all Common Stock owned by the Company Stockholders in favor of the transactions contemplated by the Merger Agreement. The form of the Voting Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 6, 2022, the Company entered into an indemnification agreement with Mike Naughton, the Company’s Chief Operating Officer, in the form of the Company’s standard indemnification agreement for officers and directors. The indemnification agreement requires the Company to indemnify the officer or director party thereto to the fullest extent permitted under Delaware law against liability that may arise by reason of such individual’s service to the Company, and to advance expenses incurred as a result of any proceeding against such individual as to which he or she could be indemnified.

The foregoing description is qualified in its entirety by reference to the full text of the form of Amended and Restated Indemnification Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of May 6, 2022, by and among ServiceSource International, Inc., Concentrix Corporation and Concentrix Merger Sub Inc.
10.1	Form of Voting Agreement.
10.2	Form of Amended and Restated Director and Officer Indemnification Agreement.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

* The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the SEC upon request.

Cautionary Statement Regarding Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than historical facts, that address activities that the Company assumes, plans, expects, believes, intends or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events, including this proposed transaction. These forward-looking statements involve certain risks and uncertainties that could cause the results to differ materially from those expected by the management of the Company. These include the expected timing and likelihood of completion of the proposed transaction, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could reduce anticipated benefits or cause the parties to abandon the proposed transaction, the ability to successfully integrate the businesses, the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, the possibility that stockholders of the Company may not approve the merger, the risk that the parties may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all, risks related to disruption of management time from ongoing business operations due to the proposed transaction, the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company’s securities, the risk of any unexpected costs or expenses resulting from the proposed transaction, the risk of any litigation relating to the proposed transaction, the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the Company to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on its operating results and businesses generally, or the risk the pending proposed transaction could distract management of the Company and it will incur substantial costs. All such factors are difficult to predict and are beyond the Company’s control, including those detailed in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that are available on its website at http://www.servicesource.com and on the SEC’s website at http://www.sec.gov.

All forward-looking statements are based on assumptions that the Company believes to be reasonable but that may not prove to be accurate. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Additional Information and Where to Find It

This document does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the pending acquisition of the Company by Parent (the “Transaction”). The Company intends to file a proxy statement (the “Transaction Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies from the holders of the Company’s common stock to approve the Transaction. Promptly after filing the definitive Transaction Proxy Statement with the SEC, the Company will mail the definitive Transaction Proxy Statement and a proxy card to each shareholder entitled to vote at the special meeting to consider the Transaction. SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE TRANSACTION PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents containing important information about the Company once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at http://www.servicesource.com or to the Company’s stockholders by contacting Chad Lyne at investorrelations@servicesource.com.

Participants in the Solicitation

The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of the Company’s common stock in respect of the Transaction. Information about the directors and executive officers of the Company is set forth in the Company’s proxy statement for its 2022 annual meeting of stockholders, which was filed with the SEC on April 1, 2022 (the “2022 Proxy Statement”). These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Transaction Proxy Statement and other relevant materials to be filed with the SEC when such materials become available. Investors should read the Transaction Proxy Statement carefully when it becomes available before making any voting decisions. You may obtain free copies of these documents from the Company using the contact information indicated above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2022	SERVICESOURCE INTERNATIONAL, INC.

	By:	/s/ Megan Fine
Name: Megan Fine
Title: General Counsel